UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) February 1, 2005

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-9278	31-1168055
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277
(Address of principal executive offices)

704-501-1100
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                                                 Entry into a Material Definitive Agreement

At its February 1, 2005 meeting, the Compensation Committee of the Board of Directors of Carlisle Companies Incorporated (the “Company”), determined that the performance criterion established in respect of Richmond D. McKinnish, the Company’s Chief Executive Officer, for 2004 bonus compensation was achieved, and awarded Mr. McKinnish a bonus in the amount of $850,000 in accordance with the Senior Management Incentive Compensation Plan filed with the Company’s definitive Proxy Statement dated March 11, 2004 and is incorporated herein by reference.  The performance criterion was established at the meeting of the Compensation Committee held February 3, 2004 and was based on the net income of the Company.  At its February 1, 2005 meeting, the Compensation Committee also established Mr. McKinnish’s performance criterion for 2005 bonus compensation.  The 2005 performance criterion is also based on the net income of the Company.

In addition, at its February 1, 2005 meeting, the Compensation Committee approved the participation of Carol P. Lowe, the Company’s Vice President and Chief Financial Officer, in the Company’s executive severance program providing for benefits in the event of a “change of control” (defined generally as an acquisition of 20% or more of the outstanding voting shares of the Company or a change in a majority of the Company’s Board of Directors).  In the event of a termination of Mrs. Lowe’s employment within three (3) years of a “change in control,” Mrs. Lowe is entitled to three (3) years’ compensation, including bonus, retirement benefits equal to the benefits she would have received had she completed three additional years of employment, continuation of all life, accident, health, savings and other fringe benefits for three years and, relocation assistance.  A copy of the Company’s form Executive Severance Agreement is on file as an Exhibit to the Company’s Annual Report on Form 10-K for the year-ended December 31, 1990 and is incorporated herein by reference.

The Company maintains a Nonemployee Director Stock Option Plan (the “Plan”).  Option grants under the Plan are conditioned on the attainment of financial criterion previously established by the Board of Directors.  With respect to the calendar year-ended December 31, 2004, the financial criterion was a specified increase in earnings per share.  At its February 2, 2005 meeting, the Board of Directors determined that the Company achieved the specified increase in earnings per share and, as a result, each of the following non-employee directors was granted an option to acquire 1,000 shares of the Company’s common stock:  Donald G. Calder, Robin S. Callahan, Paul

J. Choquette, Jr., Peter L.A. Jamieson, Peter F. Krogh, Anthony W. Ruggiero, Lawrence A. Sala, Eriberto R. Scocimara and Magalen C. Webert.  The option price is $64.18, the closing market price of the Company’s common stock on the date of grant.  The options expire February 1, 2015, ten (10) years following the date of grant.  A copy of the Company’s form Stock Option Agreement is attached as an Exhibit hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 7, 2005		CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Stock Option Agreement for Nonemployee Directors of Carlisle Companies Incorporated